UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

June 16, 2023
Date of report (Date of earliest event reported)

GREENLIGHT CAPITAL RE, LTD.
(Exact name of registrant as specified in charter)

Cayman Islands	001-33493	N/A
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)
65 Market Street
Suite 1207, Jasmine Court
P.O. Box 31110
Camana Bay
Grand Cayman
Cayman Islands		KY1-1205
(Address of principal executive offices)		(Zip code)

(205) 291-3440
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares	GLRE	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On June 16, 2023, Greenlight Capital Re, Ltd. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with a group of banks (the “Banks”), for which CIBC Bank USA is acting as administrative agent (the “Administrative Agent”).

The Credit Agreement provides, subject to certain customary conditions, for a delayed draw term loan facility (the “Facility”), in an aggregate amount of $75.0 million.

The Facility matures on August 1, 2026.

Outstanding loans under the Facility will (i) amortize in equal quarterly installments in an aggregate annual amount equal to 5.0% of the outstanding loans and (ii) accrue interest at a rate equal to an adjusted Term SOFR rate plus 3.50% per annum.
The obligations of the Company under the Credit Agreement are guaranteed by substantially all of the Company’s subsidiaries, other than the Company’s regulated insurance subsidiaries and Greenlight Re Corporate Member Ltd. The obligations of the Company under the Credit Agreement are secured by a first-priority lien on a collateral account with a minimum cash balance of $10.0 million which is held with CIBC Bank USA.

Proceeds under the Credit Agreement will be used to repay, in full, the Company’s outstanding convertible notes due on August 1, 2023 and the balance of the proceeds may be used for general corporate purposes of the Company.

The Credit Agreement contains customary conditions, representations and warranties, affirmative and negative covenants and events of default. The covenants include certain financial covenants requiring the Company to maintain compliance with (i) a quarterly maximum net debt to capital and surplus ratio covenant set at 17.5% and (ii) an annual minimum capital and surplus to prescribed capital requirement ratio covenant set at (a) with respect to Greenlight Reinsurance, Ltd., 137% and (b) with respect to Greenlight Reinsurance Ireland, dac, 105%.

There is no material relationship between the Company or any of its subsidiaries or affiliates and CIBC Bank USA, other than in respect of the Credit Agreement and certain commercial banking relationships, all of which have been entered into in the ordinary course of business.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified, in its entirety, by reference to the Credit Agreement, a copy of which is attached as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1
Credit Agreement, dated as of June 16, 2023, among the Company, as borrower, the subsidiaries of the Company party thereto, as subsidiary guarantors, the lenders party thereto, and CIBC Bank USA, as administrative agent for the lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENLIGHT CAPITAL RE, LTD.
(Registrant)

By:	/s/ Faramarz Romer
Name:	Faramarz Romer
Title:	Chief Financial Officer
Date:	June 22, 2023